News Release

International Paper Reports Third Quarter 2018 Earnings

MEMPHIS, Tenn. – October 25, 2018 – International Paper (NYSE: IP) today reported third quarter 2018 net earnings attributable to International Paper of $562 million ($1.37 per diluted share) compared with $405 million ($0.97 per diluted share) in the second quarter of 2018 and net earnings of $395 million ($0.95 per diluted share) in the third quarter of 2017. Net earnings in all periods include the impact of special items, if any, non-operating pension expense and discontinued operations.

Diluted Net EPS Attributable to International Paper Shareholders and Adjusted Operating EPS

	Third Quarter 2018	Second Quarter 2018	Third Quarter 2017
Net Earnings	$1.37	$0.97	$0.95
Less – Discontinued Operations (Gain) Loss	—	0.05	(0.07)
Net Earnings (Loss) from Continuing Operations	1.37	1.02	0.88
Add Back – Non-Operating Pension Expense	0.05	0.07	0.05
Add Back – Net Special Items Expense (Income)	0.14	0.10	0.08
Adjusted Operating Earnings*	$1.56	$1.19	$1.01

*
Adjusted operating earnings (non-GAAP) is defined as net earnings attributable to International Paper Company (GAAP) excluding discontinued operations, special items and non-operating pension expense. Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results.

Adjusted operating earnings in the third quarter of 2018 were $641 million ($1.56 per diluted share) compared with $498 million ($1.19 per diluted share) in the second quarter of 2018, and $420 million ($1.01 per diluted share) in the third quarter of 2017.
Net sales were $5.9 billion in the third quarter of 2018 compared with $5.8 billion in the second quarter of 2018 and $5.5 billion in the third quarter of 2017.
Business segment operating profits were $738 million in the third quarter of 2018 compared with $697 million in the second quarter of 2018 and $674 million in the third quarter of 2017.
Cash provided by (used for) operations was $941 million in the third quarter of 2018 and $(709) million in the third quarter of 2017. Free cash flow (non-GAAP) was $584 million in the third quarter of 2018 and $624 million in the third quarter of 2017.

“International Paper delivered very strong performance and significant year-over-year earnings growth in the third quarter,” said Mark Sutton, Chairman and Chief Executive Officer. “We had solid commercial performance and continued momentum across the businesses, and we continue to work aggressively to offset higher distribution and input costs. I’m proud of the outstanding work to safely prepare, secure and restart the facilities affected by Hurricane Florence. Looking ahead to the fourth quarter, we see continued healthy demand for our products and remain confident in our commitment to deliver strong full-year earnings growth in 2018.”

SEGMENT INFORMATION

The performance of the Company’s business segments is measured quarter to quarter without variations caused by special items, as management focuses on business segment operating profits excluding those items (non-GAAP). Third quarter 2018 business segment operating profits and business trends compared with the prior quarter are as follows:
Industrial Packaging operating profits in the third quarter of 2018 were $472 million ($598 million excluding special items) compared with $537 million ($569 million excluding special items) in the second quarter of 2018. In North America, earnings improved due to higher sales prices for boxes and containerboard and lower planned maintenance outage expense, partially offset by lower seasonal volumes and higher input and distribution costs. In Europe, seasonally lower volume and higher Madrid mill start-up costs negatively impacted the quarter.
Global Cellulose Fibers operating profits in the third quarter of 2018 were $83 million ($85 million excluding special items) compared with $66 million ($69 million excluding special items) in the second quarter of 2018. Earnings improved on continued price realization, higher absorbent pulp sales volume and lower planned maintenance outage expense. Results were negatively impacted by $28 million associated with Hurricane Florence.
Printing Papers operating profits in the third quarter of 2018 were $183 million ($188 million excluding special items) versus $94 million in the second quarter of 2018. In North America, improved earnings were driven by further price realization and lower planned maintenance outage costs. Results were negatively impacted by $7 million associated with Hurricane Florence. In Brazil, improved earnings were driven by seasonally stronger sales volumes and higher sales prices, which were partially offset by higher input costs. In Europe and Russia, improved earnings were driven by price realization, higher sales volume, improved operations and lower planned maintenance outage expense, which were partially offset by higher input costs.

EQUITY METHOD INVESTMENTS
Ilim joint venture equity earnings were $74 million in the third quarter of 2018 compared with $57 million in the second quarter of 2018. Operating results were favorable due to continued price realization offset by lower sales volumes due to annual outages. The Company recognized a non-cash after-tax foreign exchange loss of $23 million in the third quarter of 2018 ($0.06 per diluted share) compared with a loss of $39 million in the second quarter of 2018 ($0.09 per diluted share), primarily due to Ilim's U.S. dollar denominated net debt.

International Paper recorded equity earnings of $19 million in the third quarter of 2018 on its 20.5% ownership position in Graphic Packaging compared with $15 million in the second quarter of 2018.

CORPORATE EXPENSES
Corporate expenses were $20 million for the third quarter of 2018, compared with $30 million in the second quarter of 2018.

EFFECTIVE TAX RATE
The reported effective tax rate for the third quarter of 2018 was 15%, which reflects the impact of adjustments associated with the U.S. Tax Cuts and Jobs Act ("Tax Reform"), compared to a 2018 second quarter reported effective tax rate of 27%. In the fourth quarter of 2017, the Company recorded a provisional net benefit related to the enactment of the Tax Reform, including a non-cash benefit for the remeasurement of the Company's U.S. deferred taxes and additional tax expense related to the deemed repatriation of earnings of its foreign subsidiaries. The Company continues to analyze the impacts of Tax Reform and in the current quarter recorded a $36 million tax benefit primarily related to the deemed repatriation of earnings of foreign subsidiaries. The updated provisional amounts will be finalized in the fourth quarter.

Excluding special items, non-operating pension expense and discontinued operations, the effective tax rate for the third quarter of 2018 was 24%, compared with an effective tax rate of 25% in the second quarter of 2018. The lower effective tax rate for the third quarter is primarily due to state tax credits and provision to return adjustments related to the U.S. Federal tax return completed during the third quarter.

EFFECTS OF SPECIAL ITEMS
Special items in the third quarter of 2018 included a pre-tax charge of $122 million ($81 million after taxes) related to the impairment of fixed assets and an intangible asset in our Brazil Packaging business, a pre-tax charge of $9 million ($7 million after taxes) for an adjustment to an environmental remediation reserve, pre-tax charges of $6 million ($4 million after taxes) related to the removal of abandoned property at our mills and a pre-tax charge of $5 million ($4 million after taxes) for accelerated depreciation associated with the announced conversion of a paper machine at our Riverdale mill to containerboard production. Also included in special items is a tax benefit of $36 million related to updates to our provisional estimates of the impacts of Tax Reform.

Special items in the second quarter of 2018 included a pre-tax charge of $26 million ($18 million after taxes) in Restructuring and other charges related to the optimization of our EMEA Packaging business. Special items also included a pre-tax charge of $12 million ($9 million after taxes) for costs associated with our proposal to acquire Smurfit Kappa, pre-tax charges of $9 million ($7 million after taxes) related to the removal of abandoned property at our mills and a tax expense of $9 million due to state income tax legislative changes.

Special items in the third quarter of 2017 included pre-tax charges of $6 million ($4 million after taxes) for integration costs associated with the 2016 acquisition of the Weyerhaeuser pulp business, a pre-tax charge of $10 million ($7 million after taxes) for accelerated amortization of an intangible asset in Brazil Packaging and pre-tax charges of $7 million ($4 million after taxes) related to the removal of abandoned property at our mills. Also included in special items is a net tax expense of $19 million due to international legal entity restructuring.

DISCONTINUED OPERATIONS
As a result of the transfer of the North American Consumer Packaging business on January 1, 2018, all current and prior year amounts have been adjusted to reflect this business as a discontinued operation. There were no discontinued operations in the third quarter of 2018 compared with a loss of $23 million ($0.05 per diluted share) in the second quarter of 2018 and income of $29 million ($0.07 per diluted share) in the third quarter of 2017. Discontinued operations in the second quarter of 2018 included a pre-tax loss of $28 million ($21 million after taxes) to adjust the gain on the transfer of the business as a result of final post-closing adjustments and charges of $2 million (before and after taxes) for costs associated with the transfer. Discontinued operations in the third quarter of 2017 included the operating earnings of the North American Consumer Packaging business.

EARNINGS WEBCAST
The company will host a webcast to discuss earnings and current market conditions, beginning at 10 a.m. ET (9 a.m. CT). All interested parties are invited to listen to the webcast via the company’s Internet site at http://www.internationalpaper.com by clicking on the Performance/Investors tab and going to the Presentations and Events/Webcasts page. A replay of the webcast will also be on the web site beginning approximately two hours after the call. Parties who wish to participate in the webcast via teleconference may dial +1 (706) 679-8242 or, within the U.S. only, (877) 316-2541, and ask to be connected to the International Paper third quarter earnings call. The conference ID number is 8966794. Participants should call in no later than 9:45 a.m. ET (8:45 a.m. CT). An audio-only replay will be available for ninety days following the call. To access the replay, dial +1 (404) 537-3406 or, within the U.S. only, (855) 859-2056 or (800) 585-8367, and when prompted for the conference ID, enter 8966794.

About International Paper
International Paper (NYSE: IP) is a leading global producer of renewable fiber-based packaging, pulp and paper products with manufacturing operations in North America, Latin America, Europe, North Africa, Russia and India. We produce corrugated packaging products that protect and promote goods, and enable worldwide commerce; pulp for diapers, tissue and other personal hygiene products that promote health and wellness and papers that facilitate education and communication. We are headquartered in Memphis, Tenn., and employ approximately 52,000 colleagues located in more than 24 countries. Net sales for 2017 were $22 billion. For more information about International Paper, our products and global citizenship efforts, please visit internationalpaper.com.

Certain statements in this press release may be considered forward-looking statements. Words such as “expects”, “anticipates”, “continues to believe”, “estimates” and similar expressions identify forward-looking statements. The forward-looking statements include, but are not limited to, earnings growth. These statements reflect management’s current views and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to: (i) the level of our indebtedness and changes in interest rates; (ii) industry conditions, including but not limited to changes in the cost or availability of raw materials, energy and transportation costs, competition we face, cyclicality and changes in consumer preferences, demand and pricing for our products; (iii) global economic conditions and political changes, including but not limited to the impairment of financial institutions, changes in currency exchange rates, credit ratings issued by recognized credit rating organizations, the amount of our future pension funding obligation, changes in tax laws and pension and health care costs; (iv) unanticipated expenditures related to the cost of compliance with existing and new environmental and other governmental regulations and to actual or potential litigation; (v) whether we experience a material disruption at one of our manufacturing facilities; (vi) risks inherent in conducting business through joint ventures; (vii) our ability to achieve the benefits we expect from strategic acquisitions, divestitures, restructurings and capital investments; and (viii) other factors that can be found in International Paper’s press releases and U.S. Securities and Exchange Commission (the “SEC”) filings. These and other factors that could cause or contribute to actual results differing materially from such forward-looking statements are discussed in greater detail in the Company’s SEC filings. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

###
Contacts:
Media: Thomas J. Ryan, 901-419-4333; Investors: Guillermo Gutierrez; 901-419-1731; Michele Vargas, 901-419-7287.

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Operations
Preliminary and Unaudited
(In millions, except per share amounts)

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2018		2017		2018		2018		2017
Net Sales	$5,901		$5,517		$5,833		$17,355		$16,032
Costs and Expenses
Cost of products sold	3,887	(a)	3,713	(e)	3,922	(a)	11,757	(a)	11,100	(e)
Selling and administrative expenses	405		401	(f)	451	(i)	1,277	(i)	1,187	(f)
Depreciation, amortization and cost of timber harvested	335	(b)	350	(g)	330		990	(b)	1,004	(g)
Distribution expenses	397		354		403		1,166		1,061
Taxes other than payroll and income taxes	44		41		42		130		124
Restructuring and other charges	—		—		26	(j)	48	(j)	(16)	(l)
Net (gains) losses on sales and impairments of business	122	(c)	—		—		122	(c)	9	(m)
Litigation settlement	—		—		—		—		354	(n)
Net bargain purchase gain on acquisition of business	—		—		—		—		(6)	(o)
Interest expense, net	133		152		133		401		431	(p)
Non-operating pension expense	25		49		36		65		133
Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	553		457		490		1,399		651
Income tax provision (benefit)	83	(d)	136	(h)	130	(d)	302	(d)	122	(h)
Equity earnings (loss), net of taxes	92		45		70		257		113
Earnings (Loss) From Continuing Operations	562		366		430		1,354		642
Discontinued operations, net of taxes	—		29		(23)	(k)	345	(k)	42
Net Earnings (Loss)	562		395		407		1,699		684
Less: Net earnings (loss) attributable to noncontrolling interests	—		—		2		3		—
Net Earnings (Loss) Attributable to International Paper Company	$562		$395		$405		$1,696		$684
Basic Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$1.38		$0.89		$1.03		$3.28		$1.55
Discontinued operations	—		0.07		(0.05)		0.84		0.10
Net earnings (loss)	$1.38		$0.96		$0.98		$4.12		$1.65
Diluted Earnings Per Common Share Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations	$1.37		$0.88		$1.02		$3.25		$1.54
Discontinued operations	—		0.07		(0.05)		0.83		0.10
Net earnings (loss)	$1.37		$0.95		$0.97		$4.08		$1.64
Average Shares of Common Stock Outstanding - Diluted	411.4		417.4		417.7		416.3		417.4
Cash Dividends Per Common Share	$0.4750		$0.4625		$0.4750		$1.4250		$1.3875
Amounts Attributable to International Paper Common Shareholders
Earnings (loss) from continuing operations, net of tax	$562		$366		$428		$1,351		$642
Discontinued operations, net of tax	—		29		(23)		345		42
Net earnings (loss)	$562		$395		$405		$1,696		$684

The accompanying notes are an integral part of this consolidated statement of operations.

(a)
Includes pre-tax charges of $6 million ($4 million after taxes), $9 million ($7 million after taxes) and $24 million ($18 million after taxes) for the three months ended September 30, 2018 and June 30, 2018 and the nine months ended September 30, 2018, respectively, for the removal of abandoned property at our mills, a pre-tax charge of $9 million ($7 million after taxes) for the three months and nine months ended September 30, 2018 for an environmental remediation reserve adjustment and a pre-tax charge of $9 million ($7 million after taxes) for the nine months ended September 30, 2018 for a legal settlement.

(b)
Includes a pre-tax charge of $5 million ($4 million after taxes) for the three months and nine months ended September 30, 2018 for accelerated depreciation associated with the announced conversion of a paper machine at our Riverdale mill to containerboard production.

(c)
Includes a pre-tax charge of $122 million ($81 million after taxes) for the three months and nine months ended September 30, 2018 related to the impairment of fixed assets and an intangible asset in our Brazil Packaging business.

(d)
Includes a tax benefit of $36 million for the three months and nine months ended September 30, 2018 related to the Tax Cuts and Jobs Act and tax expense of $9 million for the three months ended June 30, 2018 and nine months ended September 30, 2018 related to state income tax legislative changes.

(e)
Includes pre-tax charges of $7 million ($4 million after taxes) and $14 million ($9 million after taxes) for the three months and nine months ended September 30, 2017, respectively, related to the removal of abandoned property at our mills and a pre-tax charge of $14 million ($8 million after taxes) for the nine months ended September 30, 2017 for the amortization of inventory fair value step-up for the pulp business acquired in December 2016.

(f)
Includes pre-tax charges of $6 million ($4 million after taxes) and $15 million ($9 million after taxes) for the three months and nine months ended September 30, 2017, respectively, for costs associated with the acquisition and integration of the pulp business acquired in December 2016.

(g)	Includes a pre-tax charge of $10 million ($7 million after taxes) for the three months and nine months ended September 30, 2017 for the accelerated amortization of a Brazil Packaging intangible asset.

(h)
Includes tax expense of $19 million and $34 million for the three months and nine months ended September 30, 2017, respectively, for international investment restructuring and a net tax benefit of $47 million for the nine months ended September 30, 2017 primarily due to income tax refund claims.

(i)
Includes a pre-tax charge of $12 million ($9 million after taxes) for the three months ended June 30, 2018 and nine months ended September 30, 2018 associated with our proposal to acquire Smurfit Kappa.

(j)
Includes pre-tax charges of $26 million ($18 million after taxes) and $48 million ($35 million after taxes) for the three months ended June 30, 2018 and nine months ended September 30, 2018, respectively, related to the optimization of our EMEA Packaging business.

(k)
Includes a pre-tax charge of $28 million ($21 million after taxes) and pre-tax income of $488 million ($364 million after taxes) for the three months ended June 30, 2018 and the nine months ended September 30, 2018, respectively, for the gain on the transfer of the North American Consumer Packaging business. Also includes pre-tax charges of $2 million (before and after taxes) and $25 million ($19 million after taxes) for the three months ended June 30, 2018 and the nine months ended September 30, 2018, respectively, for transaction costs to transfer the North American Consumer Packaging business.

(l)
Includes a pre-tax gain of $14 million ($9 million after taxes) related to the sale of our investment in ArborGen and a gain of $2 million (before and after taxes) for other items for the nine months ended September 30, 2017.

(m)	Includes a pre-tax charge of $9 million ($4 million after taxes) for the nine months ended September 30, 2017 for the impairment of the assets of our Foodservice business in Asia.

(n)	Includes a pre-tax charge of $354 million ($219 million after taxes) for the nine months ended September 30, 2017 related to the settlement of the Kleen Products anti-trust class action lawsuit.

(o)
Includes a net bargain purchase gain of $6 million (before and after taxes) for the nine months ended September 30, 2017 associated with the June 2016 acquisition of Holmen Paper's newsprint mill in Madrid, Spain.

(p)	Includes a pre-tax gain of $4 million ($2 million after taxes) for the nine months ended September 30, 2017 for interest income associated with an income tax refund claim.

INTERNATIONAL PAPER COMPANY
Reconciliation of Net Earnings (Loss) Attributable to International Paper Company to Adjusted Operating Earnings
Preliminary and Unaudited
(In millions except for per share amounts)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2018	2017	2018	2018	2017
Net Earnings (Loss) Attributable to International Paper Company	$562	$395	$405	$1,696	$684
Less: Discontinued operations (gain) loss	—	(29)	23	(345)	(42)
Earnings (Loss) from Continuing Operations, including non-controlling interest	562	366	428	1,351	642
Add back: Non-operating pension expense	19	20	27	49	60
Add back: Special items expense (gain)	60	34	43	134	224
Adjusted Operating Earnings	$641	$420	$498	$1,534	$926

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2018	2017	2018	2018	2017
Diluted Earnings per Common Share as Reported	$1.37	$0.95	$0.97	$4.08	$1.64
Less: Discontinued operations (gain) loss	—	(0.07)	0.05	(0.83)	(0.10)
Continuing Operations	1.37	0.88	1.02	3.25	1.54
Add back: Non-operating pension expense	0.05	0.05	0.07	0.11	0.14
Add back: Special items expense (gain)	0.14	0.08	0.10	0.32	0.54
Adjusted Operating Earnings per Share	$1.56	$1.01	$1.19	$3.68	$2.22
Notes:

(1)
The Company calculates Adjusted Operating Earnings (non-GAAP) by excluding the after-tax effect of non-operating pension expense, items considered by management to be unusual as reflected in the notes to the Consolidated Statement of Operations and discontinued operations from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings attributable to International Paper is the most directly comparable GAAP measure.

(2)	Since diluted earnings per share are computed independently for each period, nine-month per share amounts may not equal the sum of the respective quarters.

INTERNATIONAL PAPER COMPANY
Sales and Earnings by Business Segment
Preliminary and Unaudited
(In millions)
Sales by Business Segment

	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2018		2017		2018		2018		2017
Industrial Packaging	$4,034		$3,822		$4,022		$11,883		$11,184
Global Cellulose Fibers	714		654		692		2,083		1,830
Printing Papers	1,102		1,039		1,060		3,215		3,051
Corporate and Inter-segment Sales (h)	51		2		59		174		(33)
Net Sales	$5,901		$5,517		$5,833		$17,355		$16,032
Operating Profit by Business Segment
	Three Months Ended September 30,				Three Months Ended June 30,		Nine Months Ended September 30,
	2018		2017		2018		2018		2017
Industrial Packaging	$472	(a)	$490	(d)	$537	(a)	$1,446	(a)	$938	(d)
Global Cellulose Fibers	83	(b)	49	(e)	66	(b)	160	(b)	(14)	(e)
Printing Papers	183	(c)	135		94		341	(c)	321	(f)
Total Business Segment Operating Profit	$738		$674		$697		$1,947		$1,245

Earnings (Loss) From Continuing Operations Before Income Taxes and Equity Earnings	$553		$457		$490		$1,399		$651
Interest expense, net	133		152		133		401		431	(g)
Noncontrolling interest/equity earnings adjustment (i)	(2)		—		(4)		(7)		(1)
Corporate items (h)	20		32		30		59		73
Corporate special items, net	9		—		12		30		(7)
Non-operating pension expense	25		33		36		65		98
Adjusted Operating Profit	$738		$674		$697		$1,947		$1,245
Equity Earnings (Loss) in Ilim Holdings S.A., Net of Taxes	$74		$48		$57		$223		$119
Equity Earnings (Loss) in Graphic Packaging LLC	$19		$—		$15		$36		$—

(a)
Includes a charge of $122 million for the three months and nine months ended September 30, 2018 for the impairment of fixed assets and an intangible asset in our Brazil Packaging business, charges of $26 million and $48 million for the three months ended June 30, 2018 and the nine months ended September 30, 2018, respectively, related to the optimization of our EMEA Packaging business and charges of $4 million, $6 million and $15 million for the three months ended September 30, 2018 and June 30, 2018, and the nine months ended September 30, 2018, respectively, for the removal of abandoned property at our mills.

(b)
Includes charges of $2 million, $3 million and $9 million for the three months ended September 30, 2018 and June 30, 2018, and the nine months ended September 30, 2018, respectively, for the removal of abandoned property at our mills.

(c)
Includes a charge of $5 million for the three months and nine months ended September 30, 2018 for accelerated depreciation associated with the announced conversion of a paper machine at our Riverdale mill to containerboard production.

(d)
Includes a charge of $10 million for the three months and nine months ended September 30, 2017 for the accelerated amortization of an intangible asset in Brazil, a charge of $354 million for the nine months ended September 30, 2017 related to the settlement of the Kleen Products anti-trust class action lawsuit, a gain of $6 million for the nine months ended September 30, 2017 for a net bargain purchase gain associated with the June 2016 acquisition of Holmen Paper's newsprint mill in Madrid, Spain and charges of $5 million and $9 million for the three months and nine months ended September 30, 2017, respectively, for the removal of abandoned property at our mills and other costs.

(e)
Includes a charge of $14 million for the nine months ended September 30, 2017 for the amortization of the inventory fair value step-up for the pulp business acquired in December 2016, charges of $6 million and $15 million for the three months and nine months ended September 30, 2017, respectively, for costs associated with the acquisition and integration of that business and charges of $2 million and $3 million for the three months and nine months ended September 30, 2017, respectively, for the removal of abandoned property at our mills and other costs.

(f)	Includes a charge of $2 million for the nine months ended September 30, 2017 for the removal of abandoned property at our mills and other costs.

(g)	Includes a gain of $4 million for the nine months ended September 30, 2017 for interest income associated with an income tax refund claim.

(h)	Includes sales and operating profits of previously divested businesses.

(i)
Operating profits for business segments include each segment's percentage share of the profits of subsidiaries included in that segment that are less than wholly owned. The pre-tax noncontrolling interest and equity earnings for these subsidiaries are adjusted here to present consolidated earnings before income taxes and equity earnings.

INTERNATIONAL PAPER COMPANY
Reconciliation of Operating Profit to Operating Profit Before Special Items
Preliminary and Unaudited
(In millions)

	Three Months Ended September 30, 2018
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$472	$83	$183	$738
Special Items Expense (Income) (a)	126	2	5	133
Operating Profit (Loss) Before Special Items	$598	$85	$188	$871

	Three Months Ended September 30, 2017
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$490	$49	$135	$674
Special Items Expense (Income) (b)	15	8	—	23
Operating Profit (Loss) Before Special Items	$505	$57	$135	$697

	Three Months Ended June 30, 2018
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$537	$66	$94	$697
Special Items Expense (Income) (a)	32	3	—	35
Operating Profit (Loss) Before Special Items	$569	$69	$94	$732

	Nine Months Ended September 30, 2018
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$1,446	$160	$341	$1,947
Special Items Expense (Income) (a)	185	9	5	199
Operating Profit (Loss) Before Special Items	$1,631	$169	$346	$2,146

	Nine Months Ended September 30, 2017
	Industrial Packaging	Global Cellulose Fibers	Printing Papers	Total
Operating Profit (Loss) as Reported	$938	$(14)	$321	$1,245
Special Items Expense (Income) (b)	367	32	2	401
Operating Profit (Loss) Before Special Items	$1,305	$18	$323	$1,646

(a)	See footnotes (a) - (c) on Sales and Earnings by Business Segment

(b)	See footnotes (d) - (f) on Sales and Earnings by Business Segment

(1)
The Company calculates Operating Profit Before Special Items (non-GAAP) by excluding the pre-tax effect of items considered by management to be unusual from the earnings reported under U.S. generally accepted accounting principles (“GAAP”). Management uses this measure to focus on on-going operations, and believes that it is useful to investors because it enables them to perform meaningful comparisons of past and present operating results. International Paper believes that using this information, along with net earnings, provides for a more complete analysis of the results of operations by quarter. Net earnings attributable to International Paper is the most directly comparable GAAP measure.

INTERNATIONAL PAPER COMPANY
Sales Volume by Product (a)
Preliminary and Unaudited
International Paper Consolidated

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2018	2017	2018	2018	2017
Industrial Packaging (In thousands of short tons)
Corrugated Packaging (c)	2,666	2,599	2,724	7,969	7,784
Containerboard	853	828	800	2,436	2,438
Recycling	566	544	597	1,700	1,684
Saturated Kraft	51	45	52	149	132
Gypsum /Release Kraft	56	54	67	176	165
Bleached Kraft	8	7	9	24	20
EMEA Packaging (c) (d)	329	350	387	1,113	1,124
Brazilian Packaging (c)	92	93	85	263	266
European Coated Paperboard	98	103	90	284	296
Industrial Packaging	4,719	4,623	4,811	14,114	13,909
Global Cellulose Fibers (In thousands of metric tons) (b)	886	933	884	2,665	2,706
Printing Papers (In thousands of short tons)
U.S. Uncoated Papers	461	497	484	1,415	1,451
European & Russian Uncoated Papers	363	365	342	1,066	1,104
Brazilian Uncoated Papers	293	280	265	818	832
Indian Uncoated Papers	62	58	66	195	186
Printing Papers	1,179	1,200	1,157	3,494	3,573

(a)	Sales volumes include third party and inter-segment sales and exclude sales of equity investees.

(b)	Includes North American, European and Brazilian volumes and internal sales to mills.

(c)	Volumes for corrugated box sales reflect consumed tons sold (CTS). Board sales by these businesses reflect invoiced tons.

(d)	Excludes newsprint sales volumes at the Madrid, Spain mill through Q3 2017.

INTERNATIONAL PAPER COMPANY
Consolidated Balance Sheet
Preliminary and Unaudited
(In millions)

	September 30, 2018	December 31, 2017
Assets
Current Assets
Cash and Temporary Investments	$1,026	$1,018
Accounts and Notes Receivable, Net	3,580	3,287
Contract Assets	383	—
Inventories	2,130	2,313
Assets Held for Sale	—	1,377
Other	199	282
Total Current Assets	7,318	8,277
Plants, Properties and Equipment, Net	13,088	13,265
Forestlands	388	448
Investments	1,615	390
Financial Assets of Special Purpose Entities	7,065	7,051
Goodwill	3,371	3,411
Deferred Charges and Other Assets	958	1,061
Total Assets	$33,803	$33,903
Liabilities and Equity
Current Liabilities
Notes Payable and Current Maturities of Long-Term Debt	$555	$311
Accounts Payable and Accrued Liabilities	4,048	3,986
Liabilities Held for Sale	—	805
Total Current Liabilities	4,603	5,102
Long-Term Debt	10,700	10,846
Nonrecourse Financial Liabilities of Special Purpose Entities	6,296	6,291
Deferred Income Taxes	2,512	2,291
Pension Benefit Obligation	1,785	1,939
Postretirement and Postemployment Benefit Obligation	305	326
Other Liabilities	544	567
Equity
Invested Capital, Net of Treasury Stock	(313)	342
Retained Earnings	7,353	6,180
Total International Paper Shareholders’ Equity	7,040	6,522
Noncontrolling Interests	18	19
Total Equity	7,058	6,541
Total Liabilities and Equity	$33,803	$33,903

INTERNATIONAL PAPER COMPANY
Consolidated Statement of Cash Flows
Preliminary and Unaudited
(In millions)

	Nine Months Ended September 30,
	2018	2017
Operating Activities
Net earnings (loss)	$1,699	$684
Depreciation, amortization and cost of timber harvested	990	1,075
Deferred income tax expense (benefit), net	163	295
Restructuring and other charges	48	(16)
Pension plan contributions	—	(1,250)
Net gain on transfer of North American Consumer Packaging business	(488)	—
Net bargain purchase gain on acquisition of business	—	(6)
Net (gains) losses on sales and impairments of businesses	122	9
Equity method dividends received	130	129
Equity (earnings) loss, net	(257)	(113)
Periodic pension expense, net	172	237
Other, net	75	92
Changes in current assets and liabilities
Accounts and notes receivable	(441)	(293)
Contract assets	(20)	—
Inventories	(120)	(70)
Accounts payable and accrued liabilities	301	5
Interest payable	(33)	(11)
Other	64	(198)
Cash Provided By (Used For) Operating Activities	2,405	569
Investment Activities
Invested in capital projects	(1,286)	(935)
Acquisitions, net of cash acquired	—	(45)
Net settlement on transfer of North American Consumer Packaging business	(40)	—
Proceeds from divestitures, net of cash divested	—	4
Proceeds from sale of fixed assets	12	22
Other	4	(54)
Cash Provided By (Used For) Investment Activities	(1,310)	(1,008)
Financing Activities
Repurchases of common stock and payments of restricted stock tax withholding	(532)	(46)
Issuance of debt	349	1,366
Reduction of debt	(242)	(369)
Change in book overdrafts	(33)	5
Dividends paid	(588)	(573)
Debt tender premiums paid	—	(1)
Other	—	(2)
Cash Provided By (Used for) Financing Activities	(1,046)	380
Effect of Exchange Rate Changes on Cash	(41)	24
Change in Cash and Temporary Investments	8	(35)
Cash and Temporary Investments
Beginning of the period	1,018	1,033
End of the period	$1,026	$998

INTERNATIONAL PAPER COMPANY
Reconciliation of Cash Provided by Operations to Free Cash Flow
Preliminary and Unaudited
(In millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Cash provided by (used for) Operating Activities	$941	$(709)	$2,405	$569
Adjustments:
Cash invested in capital projects	(357)	(271)	(1,286)	(935)
Cash contribution to pension plan	—	1,250	—	1,250
Cash payment for Kleen Settlement	—	354	—	354
Free Cash Flow	$584	$624	$1,119	$1,238

Free cash flow is a non-GAAP measure and the most directly comparable GAAP measure is cash provided by operations. Management believes that free cash flow is useful to investors as a liquidity measure because it measures the amount of cash generated that is available, after reinvesting in the business, to maintain a strong balance sheet, pay dividends, repurchase stock, service debt and make investments for future growth. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. By adjusting for certain items that are not indicative of the Company’s ongoing performance, free cash flow also enables investors to perform meaningful comparisons between past and present periods.